Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC APPOINTS LANCE A. MIZUMOTO PRESIDENT AND CHIEF BANKING OFFICER, AND A. CATHERINE NGO PRESIDENT AND CHIEF OPERATING OFFICER

JOHN C. DEAN APPOINTED CHAIRMAN AND CONTINUES ROLE AS CHIEF EXECUTIVE OFFICER

HONOLULU, HI, May 13, 2014 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (CPB), today announced a realignment of its executive management team for both CPF and CPB, to be effective June 1, 2014.  Lance A. Mizumoto, current Executive Vice President and Chief Banking Officer, will be appointed President and Chief Banking Officer, and A. Catherine Ngo, current Executive Vice President and Chief Administrative Officer, will be appointed President and Chief Operating Officer.  John C. Dean, current President and Chief Executive Officer, will be appointed Chairman and Chief Executive Officer.  Crystal K. Rose, current Chair of the Board of Directors, will become the lead independent director on both the CPF and CPB boards.

“Lance and Catherine have demonstrated exemplary leadership and expertise in their respective areas, and have set the standard for teamwork and integrity in our organization,” said John C. Dean, President and CEO.  “Their new roles as a team will be an important step in positioning our company for future growth.”

Mizumoto will oversee the organization-wide strategic direction and management of all lines of business, including commercial banking, commercial real estate, retail banking, residential mortgage, and wealth management.  He is currently Executive Vice President and Chief Banking Officer with similar responsibilities.  Mizumoto has been with CPF since 2005, and has over 30 years of experience in the financial services industry, primarily in commercial banking.  Mizumoto is a graduate of the University of Hawaii and received his Master of Business Administration degree from Chaminade University in Honolulu.  He currently serves as director on the boards of the Chamber of Commerce of Hawaii and Diamond Head Theater, and as regent on the board of Chaminade University.

CENTRAL PACIFIC APPOINTS LANCE A. MIZUMOTO PRESIDENT AND CHIEF BANKING OFFICER, AND A. CATHERINE NGO PRESIDENT AND CHIEF OPERATING OFFICER

May 13, 2014

Ngo will oversee all aspects of the company’s non-line operations, including the administrative, operational and risk management functions.  She is currently Executive Vice President and Chief Administrative Officer responsible for the administrative oversight and the delivery of support services, including legal and compliance, human resources, marketing, product and channel management, loan operations, information security, audit and credit review.  Ngo has been with CPF since 2010 and has over 20 years of executive experience in the banking and private equity industries, including EVP and General Counsel of Silicon Valley Bank, Chief Operating Officer of Silicon Valley Bank’s investment subsidiary, Alliant Partners, and founding General Partner of venture capital firm Startup Capital Ventures. Ngo is a graduate of the University of Virginia and the University of Virginia School of Law.  She currently serves as board trustee of the University of Hawaii Foundation and as director on the boards of Enterprise Honolulu, Pacific Asian Center for Entrepreneurship, and The Nature Conservancy of Hawaii.

“In furtherance of our plan for a seamless executive succession, we are fortunate to have John’s commitment to continue as CEO for up to two more years, and his willingness to remain as Chairman beyond that period,” said Crystal K. Rose, Chair of the Board.  “We currently have a strong executive management team, and this realignment should further strengthen our organization over the longer term.”

Dean joined CPF in March, 2010, to lead its $345 million recapitalization and recovery efforts.  As of March 31, 2014, CPF has realized thirteen (13) consecutive quarters of profitability, and on April 7, 2014, completed a $125 million stock repurchase.  Dean has also been credited for the turnaround of three other financial institutions prior to joining CPF, including Silicon Valley Bank in California, during his 33 years in the financial services industry.

Rose is currently Chair of the Board for CPF and CPB, and has served as an independent director since 2004.  She is a partner in the law firm, Bays Lung Rose & Holma, and has been actively practicing law for 32 years, specializing in the areas of real estate, trust and commercial litigation, commercial real estate transactions, trusts and estates, and construction law.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $4.8 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 36 branches and 115 ATMs in the state of Hawaii, as of March 31, 2014.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

CENTRAL PACIFIC APPOINTS LANCE A. MIZUMOTO PRESIDENT AND CHIEF BANKING OFFICER, AND A. CATHERINE NGO PRESIDENT AND CHIEF OPERATING OFFICER

May 13, 2014

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of effectiveness of management, revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not be limited to: an increase in inventory or adverse conditions in the Hawaii and California real estate markets and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, further deterioration in asset quality, and further losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, tsunamis, storms and earthquakes) on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any further destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations; negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; technological changes; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

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